Exhibit 99.01

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Kristen Batch	Helyn Corcos
Symantec Corp.	Symantec Corp.
650-527-5152	650-527-5523
Kristen_Batch@symantec.com	hcorcos@symantec.com

SYMANTEC REPORTS FOURTH QUARTER AND FISCAL YEAR 2014 RESULTS,

PROVIDES FISCAL YEAR 2015 GUIDANCE

•	Delivers 4Q14 non-GAAP revenue at high-end of guidance; operating margin expansion and EPS exceed guidance

•	Continued cost reduction and efficiency improvements expected to achieve 30% non-GAAP operating margin by 4Q15; return to revenue growth in second half of fiscal 2015

•	Company is optimizing businesses based on lifecycle and growth potential

MOUNTAIN VIEW, Calif. – May 8, 2014 – Symantec Corp. (Nasdaq: SYMC) today reported the results of its fourth quarter and fiscal year 2014, ended March 28, 2014. GAAP revenue for the fourth quarter was $1.63 billion, down 7 percent year-over-year (as reported and after adjusting for currency). For the fiscal year, GAAP revenue was $6.68 billion, down 3 percent (as reported and after adjusting for currency).

“Our fourth quarter results, led by better performance from our sales teams and cost reductions, demonstrate the underlying health of our business,” said Michael Brown, Symantec interim president and chief executive officer. “In the new leadership team’s first 40 days, we’ve taken important steps to accelerate the pace of our transformation. There are substantial opportunities for us to improve our growth profile, maximize profitability and create value, and I’m confident we have the right team and plans in place to achieve our objectives.”

Thomas Seifert, executive vice president and chief financial officer, added, “We see further opportunities to streamline our operations and drive ongoing operating margin expansion, with the near-term goal of achieving 30 percent non-GAAP operating margin by 4Q15. We will also continue to return significant capital to shareholders while maintaining a strong balance sheet.”

GAAP Results for the Fourth Quarter of Fiscal Year 2014

•	GAAP operating margin was 18.8 percent, up 425 basis points and up 360 basis points after adjusting for currency, resulting in GAAP earnings per share of $0.31, up 15 percent year-over-year.

•	GAAP net income was $217 million, up 14 percent year-over-year.

•	GAAP deferred revenue as of March 28, 2014 was $3.90 billion, down 4 percent year-over-year and down 6 percent after adjusting for currency.

•	Cash flow from operating activities was $449 million, down 27 percent year-over-year.

GAAP Results for Fiscal Year 2014

•	GAAP operating margin was 17.7 percent, up 170 basis points and up 125 basis points after adjusting for currency, resulting in GAAP earnings per share of $1.28, up 21 percent year-over-year.

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•	GAAP net income was $898 million, up 19 percent year-over-year.

•	Cash flow from operating activities was $1.28 billion, down 20 percent year-over-year.

Non-GAAP Results for the Fourth Quarter of Fiscal Year 2014

•	Non-GAAP revenue was $1.65 billion, down 6 percent year-over-year (as reported and after adjusting for currency).

•	Non-GAAP operating margin was 27.3 percent, up 320 basis points and up 250 basis points after adjusting for currency, resulting in non-GAAP earnings per share of $0.47, up 7 percent year-over-year.

•	Non-GAAP net income was $329 million, up 4 percent year-over-year.

Non-GAAP Results for Fiscal Year 2014

•	Non-GAAP revenue was $6.70 billion, down 3 percent year-over-year (as reported and after adjusting for currency).

•	Non-GAAP operating margin was 27.5 percent, up 200 basis points and up 160 basis points after adjusting for currency, resulting in non-GAAP earnings per share of $1.92, up 9 percent year-over-year.

•	Non-GAAP net income was $1.35 billion, up 8 percent year-over-year.

Capital Allocation

Symantec ended the quarter and fiscal year with cash, cash equivalents and short-term investments of $4.08 billion compared to $4.75 billion, a decrease of 14 percent year-over-year driven by a principal payment for our matured and settled convertible notes. On March 19, 2014, we paid a dividend of $0.15 per share for a total of $104 million. Also, during the quarter, Symantec repurchased 5.5 million shares for $125 million at an average price of $22.85. During the fiscal year 2014, the Company repurchased 21 million shares at an average price of $23.87, equivalent to $500 million. At the end of the fourth quarter, Symantec had $658 million remaining for future repurchases in the current board authorized stock repurchase plan.

Symantec’s Board of Directors has declared a quarterly cash dividend of $0.15 per common share to be paid on June 25, 2014 to all shareholders of record as of the close of business on June 10, 2014. The ex-dividend date will be June 6, 2014.

Fiscal Year 2015 Guidance

For the fiscal year 2015, we expect:

•	Revenue of $6.63 to $6.77 billion, compared to $6.70 billion in the year-ago period.

•	GAAP operating margin of 21.8 to 22.3 percent, compared to 17.7 percent in the year-ago period.

•	Non-GAAP operating margin of 27.7 to 28.2 percent, compared to 27.5 percent in the year-ago period.

•	GAAP diluted earnings per share between $1.43 and $1.51, compared to $1.28 in the year-ago period.

•	Non-GAAP diluted earnings per share between $1.84 and $1.92, compared to $1.92 in the year-ago period.

First Quarter Fiscal Year 2015 Guidance

For the first quarter of fiscal 2015, we expect:

•	Revenue of $1.65 to $1.69 billion, compared to $1.71 billion in the year-ago period.

•	GAAP operating margin of 18.4 to 18.8 percent, compared to 13.1 percent in the year-ago period.

•	Non-GAAP operating margin of 24.1 to 24.5 percent, compared to 25.3 percent in the year-ago period.

•	GAAP diluted earnings per share between $0.31 and $0.33, compared to $0.22 in the year-ago period.

•	Non-GAAP diluted earnings per share between $0.41 and $0.43, compared to $0.44 in the year-ago period.

Guidance assumes an exchange rate of $1.38 per Euro for the June 2014 quarter versus the actual weighted average rate of $1.31 and an end of period rate of $1.30 per Euro for the June 2013 quarter and $1.38 per Euro for fiscal year 2015. Our guidance assumes an effective tax rate of 24.8 percent for the June 2014 quarter and 27.8 percent for the remaining quarters in fiscal year 2015 and a common stock equivalents total for the quarter and fiscal year of 695 million shares.

Conference Call

Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss results from the fiscal fourth quarter and fiscal year 2014, ended March 28, 2014 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and our prepared remarks will be available on the investor relations’ home page shortly after the call is completed.

About Symantec

Symantec Corporation (NASDAQ: SYMC) is an information protection expert that helps people, businesses and governments seeking the freedom to unlock the opportunities technology brings – anytime, anywhere. Founded in April 1982, Symantec, a Fortune 500 company, operating one of the largest global data-intelligence networks, has provided leading security, backup and availability solutions for where vital information is stored, accessed and shared. The company’s more than 20,000 employees reside in more than 50 countries. Ninety-nine percent of Fortune 500 companies are Symantec customers. In fiscal 2014, it recorded revenue of $6.7 billion. To learn more go to www.symantec.com or connect with Symantec at: go.symantec.com/socialmedia.

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results and business strategy, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of future revenue, operating margin and earnings per share, projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges, operating margin expansion and future return of capital to shareholders. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; our ability to reduce our operating expenses; fluctuations in currency exchange rates; our actual effective tax rate in future periods; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended March 29, 2013.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of stock-based compensation, impairment charges and other corporate events, including the impact on revenue of the ongoing investigation into Symantec’s compliance with certain provisions of its 2007 GSA contract. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this release and which can be found, along with other financial information, on the investor relations’ page of our website at www.symantec.com/invest.

SYMANTEC CORPORATION

Condensed Consolidated Balance Sheets

(Dollars in millions, unaudited)

	March 28,	March 29,
	2014	2013 (1)
ASSETS

Current assets:
Cash and cash equivalents	$3,707	$4,685
Short-term investments	377	62
Trade accounts receivable, net	1,007	1,031
Inventories, net	14	24
Deferred income taxes	142	169
Deferred commissions	115	130
Other current assets	290	315

Total current assets	5,652	6,416

Property and equipment, net	1,116	1,122
Intangible assets, net	768	977
Goodwill	5,858	5,841
Long-term deferred commissions	21	29
Other long-term assets	124	123

Total assets	$13,539	$14,508

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$282	$334
Accrued compensation and benefits	365	422
Deferred revenue	3,322	3,496
Current portion of long-term debt	—	997
Other current liabilities	337	318

Total current liabilities	4,306	5,567

Long-term debt	2,095	2,094
Long-term deferred revenue	581	584
Long-term deferred tax liabilities	425	409
Long-term income taxes payable	252	318
Other long-term obligations	83	60

Total liabilities	7,742	9,032

Total stockholders’ equity	5,797	5,476

Total liabilities and stockholders’ equity	$13,539	$14,508

(1)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions and a correction of previously provided financial information related to deferred revenue. Please see Appendix A for more details.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(Dollars in millions, except per share data, unaudited)

	Three Months Ended		Year-Over-Year Growth Rate
	March 28,	March 29,		Constant
	2014	2013 (2)	Actual	Currency (1)
Net revenue:
Content, subscription, and maintenance	$1,433	$1,527	-6%	-6%
License	192	221	-13%	-14%

Total net revenue	1,625	1,748	-7%	-7%

Cost of revenue:
Content, subscription, and maintenance	249	265
License	20	27
Amortization of intangible assets	13	16

Total cost of revenue	282	308	-8%	-8%

Gross profit	1,343	1,440	-7%	-7%

Operating expenses:
Sales and marketing	584	693
Research and development	277	267
General and administrative	115	114
Amortization of intangible assets	28	71
Restructuring and transition	33	40

Total operating expenses	1,037	1,185	-12%	-12%

Operating income	306	255	20%	16%

Interest income	3	3
Interest expense	(19)	(37)
Other income, net	8	12

Income before income taxes	298	233	28%	N/A

Provision for income taxes	81	43

Net income attributable to Symantec Corporation stockholders	$217	$190	14%	N/A

Net income per share attributable to Symantec Corporation stockholders – basic	$0.31	$0.27
Net income per share attributable to Symantec Corporation stockholders – diluted	$0.31	$0.27
Weighted-average shares outstanding attributable to Symantec Corporation stockholders – basic	693	693
Weighted-average shares outstanding attributable to Symantec Corporation stockholders – diluted	700	714
Cash dividends declared per common share	$0.15	$—

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(Dollars in millions, except per share data, unaudited)

			Year-Over-Year
	Year Ended		Growth Rate
	March 28,	March 29,		Constant
	2014	2013 (2)	Actual	Currency (1)
Net revenue:
Content, subscription, and maintenance	$5,960	$6,021	-1%	-1%
License	716	885	-19%	-19%

Total net revenue	6,676	6,906	-3%	-3%

Cost of revenue:
Content, subscription, and maintenance	1,008	1,017
License	87	89
Amortization of intangible assets	54	69

Total cost of revenue	1,149	1,175	-2%	-2%

Gross profit	5,527	5,731	-4%	-3%

Operating expenses:
Sales and marketing	2,435	2,752
Research and development	1,038	1,012
General and administrative	445	450
Amortization of intangible assets	156	286
Restructuring and transition	270	125

Total operating expenses	4,344	4,625	-6%	-5%

Operating income	1,183	1,106	7%	5%

Interest income	12	12
Interest expense	(84)	(139)
Other income, net	45	27

Income before income taxes	1,156	1,006	15%	N/A

Provision for income taxes	258	251

Net income attributable to Symantec Corporation stockholders	$898	$755	19%	N/A

Net income per share attributable to Symantec Corporation stockholders – basic	$1.29	$1.08
Net income per share attributable to Symantec Corporation stockholders – diluted	$1.28	$1.06
Weighted-average shares outstanding attributable to Symantec Corporation stockholders – basic	696	701
Weighted-average shares outstanding attributable to Symantec Corporation stockholders – diluted	704	711
Cash dividends declared per common share	$0.60	$—

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Cash Flows

(Dollars in millions, unaudited)

	Year Ended
	March 28,	March 29,
	2014	2013 (1)
OPERATING ACTIVITIES:
Net income	$898	$755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	281	283
Amortization of intangible assets	210	355
Amortization of debt issuance costs and discounts	7	60
Stock-based compensation expense	156	164
Deferred income taxes	47	31
Excess income tax benefit from the exercise of stock options	(17)	(11)
Net gain from sale of short-term investments	(32)	—
Liquidation of foreign entities	—	2
Other	8	14
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	30	(107)
Inventories, net	10	4
Deferred commissions	26	17
Accounts payable	(75)	33
Accrued compensation and benefits	(58)	12
Deferred revenue	(223)	119
Income taxes payable	7	(31)
Other assets	(21)	(68)
Other liabilities	27	(39)

Net cash provided by operating activities	1,281	1,593

INVESTING ACTIVITIES:
Purchases of property and equipment	(260)	(336)
Cash payments for acquisitions, net of cash acquired	(17)	(28)
Purchases of short-term investments	(492)	—
Proceeds from maturity and sales of short-term investments	186	46
Other	—	(1)

Net cash used in investing activities	(583)	(319)

FINANCING ACTIVITIES:
Repayments of debt and other obligations	(1,189)	—
Proceeds from convertible note hedge	189	—
Net proceeds from sales of common stock under employee stock benefit plans	234	281
Excess income tax benefit from the exercise of stock options	17	11
Tax payments related to restricted stock units	(45)	(36)
Dividends paid, net	(418)	—
Repurchases of common stock	(500)	(826)
Purchase of additional equity interest in subsidiary	—	(111)
Proceeds from debt issuance, net of discount	—	996
Debt issuance costs	—	(7)

Net cash (used in) provided by financing activities	(1,712)	308

Effect of exchange rate fluctuations on cash and cash equivalents	36	(59)

Change in cash and cash equivalents	(978)	1,523
Beginning cash and cash equivalents	4,685	3,162

Ending cash and cash equivalents	$3,707	$4,685

(1)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	March 28, 2014			March 29, 2013 (3)				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (2)
Net revenue	$1,625	$25	$1,650	$1,748	N/A	$1,748	-6%	-6%

Gross profit	$1,343	$44	$1,387	$1,440	$19	$1,459	-5%	-5%
GSA investigation		25			—
Stock-based compensation		6			3
Amortization of intangible assets		13			16

Gross margin %	82.6%	1.5%	84.1%	82.4%	1.1%	83.5%	60 bps	40 bps

Operating expenses:	$1,037	$100	$937	$1,185	$147	$1,038	-10%	-9%
Stock-based compensation		39			36
Amortization of intangible assets		28			71
Restructuring and transition		33			40

Operating expenses as a % of revenue	63.8%	7.0%	56.8%	67.8%	-8.4%	59.4%	-260 bps	-210 bps

Operating income	$306	$144	$450	$255	$166	$421	7%	4%

Operating margin %	18.8%	8.5%	27.3%	14.6%	9.5%	24.1%	320 bps	250 bps

Net income:	$217	$112	$329	$190	$126	$316	4%	N/A
Gross profit adjustment		44			19
Operating expense adjustment		100			147
Non-cash interest expense		1			15
Gain on sale of short-term investments		(8)			—
China VAT Refund		—			(2)
Income tax effect on above items		(25)			(46)
Tax related adjustments:
Release of pre-acquisition tax contingencies		—			(7)

Diluted net income per share attributable to Symantec Corporation stockholders	$0.31	$0.16	$0.47	$0.27	$0.17	$0.44	7%	N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	700	—	700	714	—	714	-2%	N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures and Other Items in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(3)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Year Ended						Non-GAAP Growth Rate
	March 28, 2014			March 29, 2013 (3)				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (2)
Net revenue	$6,676	$25	$6,701	$6,906	N/A	$6,906	-3%	-3%

Gross profit	$5,527	$98	$5,625	$5,731	$84	$5,815	-3%	-3%
GSA investigation		25			—
Stock-based compensation		19			15
Amortization of intangible assets		54			69

Gross margin %	82.8%	1.1%	83.9%	83.0%	1.2%	84.2%	-30 bps	-30 bps

Operating expenses:	$4,344	$565	$3,779	$4,625	$570	$4,055	-7%	-6%
Stock-based compensation		137			149
Amortization of intangible assets		156			286
Restructuring and transition		270			125
Acquisition/divestiture-related expenses		2			10

Operating expenses as a % of revenue	65.1%	-8.7%	56.4%	67.0%	-8.3%	58.7%	-230 bps	-190 bps

Operating income	$1,183	$663	$1,846	$1,106	$654	$1,760	5%	3%

Operating margin %	17.7%	9.8%	27.5%	16.0%	9.5%	25.5%	200 bps	160 bps

Net income:	$898	$452	$1,350	$755	$493	$1,248	8%	N/A
Gross profit adjustment		98			84
Operating expense adjustment		565			570
Non-cash interest expense		7			58
Gain on sale of short-term investments		(40)			7
China VAT Refund		—			(26)
Income tax effect on above items		(180)			(186)
Tax related adjustments:
Release of pre-acquisition tax contingencies		—			(20)
Change in valuation allowance		2			6

Diluted net income per share attributable to Symantec Corporation stockholders	$1.28	$0.64	$1.92	$1.06	$0.70	$1.76	9%	N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	704	—	704	711	—	711	-1%	N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures and Other Items in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(3)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.

SYMANTEC CORPORATION

Revenue and Deferred Revenue Detail (1)

(Dollars in millions, unaudited)

	Three Months Ended
	March 28, 2014			March 29, 2013
	GAAP	Adj	Non-GAAP	GAAP
Revenue
Content, subscription, and maintenance	$1,433	$21	$1,454	$1,527
License	192	4	196	221

Total Revenue	$1,625	$25	$1,650	$1,748

Revenue - Y/Y Growth Rate
Content, subscription, and maintenance	-6%	1%	-5%	4%
License	-13%	2%	-11%	5%

Total Y/Y Growth Rate	-7%	1%	-6%	4%

Revenue - Y/Y Growth Rate in Constant Currency (2)
Content, subscription, and maintenance	-6%	1%	-5%	5%
License	-14%	2%	-12%	6%

Total Y/Y Growth Rate in Constant Currency (2)	-7%	1%	-6%	5%

Revenue by Segment (3)
User Productivity & Protection	$700	$4	$704	$747
Information Security	315	6	321	326
Information Management	610	15	625	675

Revenue by Segment - Y/Y Growth Rate (3)
User Productivity & Protection	-6%	0%	-6%	2%
Information Security	-3%	1%	-2%	3%
Information Management	-10%	3%	-7%	7%

Revenue by Segment - Y/Y Growth Rate in Constant Currency (2) (3)
User Productivity & Protection	-6%	0%	-6%	3%
Information Security	-3%	2%	-1%	4%
Information Management	-10%	2%	-8%	8%

Revenue by Geography
International	$847	$—	$847	$897
U.S.	778	25	803	851
Americas (U.S., Latin America, Canada)	880	25	905	957
EMEA	470	—	470	483
Asia Pacific & Japan	275	—	275	308

Revenue by Geography - Y/Y Growth Rate
International	-6%	0%	-6%	2%
U.S.	-9%	3%	-6%	6%
Americas (U.S., Latin America, Canada)	-8%	3%	-5%	6%
EMEA	-3%	0%	-3%	6%
Asia Pacific & Japan	-11%	0%	-11%	-4%

Revenue by Geography - Y/Y Growth Rate in Constant Currency (2)
International	-6%	0%	-6%	4%
U.S.	-9%	3%	-6%	6%
Americas (U.S., Latin America, Canada)	-8%	3%	-5%	6%
EMEA	-6%	0%	-6%	5%
Asia Pacific & Japan	-6%	0%	-6%	1%

Deferred Revenue (4)	$3,903	$—	$3,903	$4,080

Deferred Revenue - Y/Y Growth Rate (4)	-4%	0%	-4%	1%

Deferred Revenue - Y/Y Growth Rate in Constant Currency (2) (4)	-6%	0%	-6%	3%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures and Other Items in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).
(3)	This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.
(4)	This presentation includes revised amounts from a correction of previously provided financial information related to deferred revenue. Please see Appendix A for more details.

SYMANTEC CORPORATION

Operating Margin by Segment Detail (1) (2) (3)

(Dollars in millions, unaudited)

	Three Months Ended
	March 28, 2014			March 29, 2013
	GAAP	Adj	Non-GAAP	GAAP
Operating Income by Segment
User Productivity & Protection	$278	$4	$282	$253
Information Security	46	6	52	8
Information Management	101	15	116	160

Total Operating Income by Segment (4)	425	25	450	421

Reconciling Items:
Stock-based compensation	45	(45)	—	39
Amortization of intangible assets	41	(41)	—	87
Restructuring and transition	33	(33)	—	40

Total Consolidated Operating Income	$306	$144	$450	$255

Operating Margin by Segment
User Productivity & Protection	40%	0%	40%	34%
Information Security	15%	1%	16%	2%
Information Management	17%	2%	19%	24%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures and Other Items in Appendix A.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.
(3)	This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.
(4)	This adjustment relates to the GSA investigation. Please see Appendix A for more details.

SYMANTEC CORPORATION

Revenue and Deferred Revenue Detail (1)

(Dollars in millions, unaudited)

	Year Ended
	March 28, 2014			March 29, 2013
	GAAP	Adj	Non-GAAP	GAAP
Revenue
Content, subscription, and maintenance	$5,960	$21	$5,981	$6,021
License	716	4	720	885

Total Revenue	$6,676	$25	$6,701	$6,906

Revenue - Y/Y Growth Rate
Content, subscription, and maintenance	-1%	0%	-1%	3%
License	-19%	0%	-19%	-2%

Total Y/Y Growth Rate	-3%	0%	-3%	3%

Revenue - Y/Y Growth Rate in Constant Currency (2)
Content, subscription, and maintenance	-1%	1%	0%	5%
License	-19%	0%	-19%	0%

Total Y/Y Growth Rate in Constant Currency (2)	-3%	0%	-3%	5%

Revenue by Segment (3)
User Productivity & Protection	$2,869	$4	$2,873	$2,979
Information Security	1,294	6	1,300	1,298
Information Management	2,513	15	2,528	2,629

Revenue by Segment - Y/Y Growth Rate (3)
User Productivity & Protection	-4%	0%	-4%	0%
Information Security	0%	0%	0%	8%
Information Management	-4%	0%	-4%	3%

Revenue by Segment - Y/Y Growth Rate in Constant Currency (2) (3)
User Productivity & Protection	-3%	0%	-3%	2%
Information Security	1%	0%	1%	10%
Information Management	-5%	1%	-4%	5%

Revenue by Geography
International	$3,478	$—	$3,478	$3,569
U.S.	3,198	25	3,223	3,337
Americas (U.S., Latin America, Canada)	3,617	25	3,642	3,744
EMEA	1,891	—	1,891	1,858
Asia Pacific & Japan	1,168	—	1,168	1,304

Revenue by Geography - Y/Y Growth Rate
International	-3%	0%	-3%	2%
U.S.	-4%	1%	-3%	3%
Americas (U.S., Latin America, Canada)	-3%	0%	-3%	3%
EMEA	2%	0%	2%	0%
Asia Pacific & Japan	-10%	0%	-10%	5%

Revenue by Geography - Y/Y Growth Rate in Constant Currency (2)
International	-2%	0%	-2%	6%
U.S.	-4%	1%	-3%	3%
Americas (U.S., Latin America, Canada)	-3%	0%	-3%	3%
EMEA	-2%	0%	-2%	6%
Asia Pacific & Japan	-4%	0%	-4%	6%

Deferred Revenue (4)	$3,903	$—	$3,903	$4,080

Deferred Revenue - Y/Y Growth Rate (4)	-4%	0%	-4%	1%

Deferred Revenue - Y/Y Growth Rate in Constant Currency (2) (4)	-6%	0%	-6%	3%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures and Other Items in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).
(3)	This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.
(4)	This presentation includes revised amounts from a correction of previously provided financial information related to deferred revenue. Please see Appendix A for more details.

SYMANTEC CORPORATION

Operating Margin by Segment Detail (1) (2) (3)

(Dollars in millions, unaudited)

	Year Ended
	March 28, 2014			March 29, 2013
	GAAP	Adj	Non-GAAP	GAAP
Operating Income by Segment
User Productivity & Protection	$1,061	$4	$1,065	$1,015
Information Security	186	6	192	38
Information Management	574	15	589	707

Total Operating Income by Segment (4)	1,821	25	1,846	1,760

Reconciling Items:
Stock-based compensation	156	(156)	—	164
Amortization of intangible assets	210	(210)	—	355
Restructuring and transition	270	(270)	—	125
Acquisition/divestiture-related expenses	2	(2)	—	10

Total Consolidated Operating Income	$1,183	$663	$1,846	$1,106

Operating Margin by Segment
User Productivity & Protection	37%	0%	37%	34%
Information Security	14%	1%	15%	3%
Information Management	23%	0%	23%	27%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures and Other Items in Appendix A.
(2)	This presentation includes revised amounts from a change in accounting policy related to the accounting for commissions. Please see Appendix A for more details.
(3)	This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.
(4)	This adjustment relates to the GSA investigation. Please see Appendix A for more details.

SYMANTEC CORPORATION

Guidance and Reconciliation of GAAP to Non-GAAP Operating Margin and Earnings Per Share

(Dollars in millions, except per share data, unaudited)

We include certain non-GAAP measures in the tracking and forecasting of our earnings and management of our business. For a detailed explanation of these non-GAAP measures, please see our Explanation of non-GAAP Measures and Other Items in Appendix A.

Fiscal Year 2015

Year Ended April 3, 2015
Year-Over-Year Growth Rate (2)
Revenue Guidance	Range	Actual	Constant Currency (1)
Revenue range	$6,630 - $6,770	(1.1%) - 1.0%	(1.8%) - 0.3%

Year Ended April 3, 2015
Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (1)
GAAP operating margin	21.8% - 22.3%	410 bps - 460 bps	397 bps - 459 bps
Add back:
Stock-based compensation	2.9%
Other non-GAAP adjustments	3.0%

Non-GAAP operating margin	27.7% - 28.2%	20 bps - 70 bps	13 bps - 64 bps

	Year Ended April 3, 2015
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$1.43 - $1.51	11.7% - 18.0%
Add back:
Stock-based compensation, net of taxes	$0.20
Other non-GAAP adjustments, net of taxes	$0.21

Non-GAAP diluted earnings per share range	$1.84 - $1.92	(4.2%) - 0.0%

First Quarter Fiscal Year 2015

Three Months Ended July 4, 2014
Year-Over-Year Growth Rate
Revenue Guidance	Range	Actual	Constant Currency (1)
Revenue range	$1,650 - $1,690	(3.5%) - (1.1%)	(4.7%) - (2.4%)

Three Months Ended July 4, 2014
Year-Over-Year Increase (Decrease)
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (1)
GAAP operating margin	18.4% - 18.8%	530 bps - 570 bps	477 bps - 519 bps
Add back:
Stock-based compensation	2.7%
Other non-GAAP adjustments	3.0%

Non-GAAP operating margin	24.1% - 24.5%	(120 bps) - (80 bps)	(170 bps) - (126 bps)

	Three Months Ended July 4, 2014
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.31 - $0.33	40.9% - 50.0%
Add back:
Stock-based compensation, net of taxes	$0.05
Other non-GAAP adjustments, net of taxes	$0.05

Non-GAAP diluted earnings per share range	$0.41 - $0.43	(6.8%) - (2.3%)

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).
(2)	Growth rates are calculated using fiscal year 2014 non-GAAP revenue.

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures and Other Items

Appendix A

Change in accounting policy: Effective March 30, 2013, we changed our accounting policy for sales commissions that are incremental and directly related to customer sales contracts in which revenue is deferred. These commission costs are accrued and capitalized upon execution of a non-cancelable customer contract, and subsequently expensed over the term of such contract in proportion to the related future revenue streams. For commission costs where revenue is recognized, the related commission costs are recorded in the period of revenue recognition. Prior to this change in accounting policy, commission costs were expensed in the period in which they were incurred. The adoption of this accounting policy change has been applied retrospectively to all periods presented in this document, in which the cumulative effect of the change has been reflected as of the beginning of the first period presented.

Segment reporting: We previously announced our new strategic direction during the fourth quarter of fiscal 2013. As part of the strategy, we made changes to the organization and to performance measurements. During the first quarter of fiscal 2014, we modified our segment reporting structure to more readily match our operating structure. The historical periods presented have been adjusted to reflect the modified reporting structure, which are now the following:

•	User Productivity & Protection
•	Information Security
•	Information Management

Historically, we reported our Other segment which consisted primarily of sunset products and products nearing the end of their life cycle. As such there was no revenue associated with this segment. Additionally, this Other segment included certain general and administrative expenses, amortization of intangible assets, stock-based compensation expense, restructuring and transition expenses, and certain indirect costs that were not charged to the other operating segments. Effective fiscal 2014, we allocate all of our shared expenses from this Other segment to the three new segments except for the following reconciling items: stock-based compensation, amortization of intangible assets, restructuring and transition, impairment of intangible assets, impairment of assets held for sale, acquisition/divestiture-related expenses and settlements of litigation.

The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring and transition charges, charges related to the amortization of intangible assets, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

Correction of previously provided financial information: In the fourth quarter of fiscal 2014, we identified a computational error that caused certain low-dollar value, multi-year maintenance agreements to be amortized over a period shorter than their contractual term that resulted in an understatement of deferred revenue that affected multiple accounting periods. We corrected the error by (i) adjusting our April 2, 2011 stockholders’ equity balance to correct misstatements in years prior to fiscal 2012 and (ii) recognizing an adjustment in the fourth quarter of our fiscal 2014 Consolidated Statements of Income to correct misstatements in fiscal years 2014, 2013 and 2012. The adjustment recognized in the fourth quarter of our fiscal 2014 Consolidated Statements of Income reduced revenue by $28 million and net income by $22 million, see table below for the amounts related to fiscal 2014, 2013 and 2012. The adjustment related to years prior to fiscal 2012 decreased stockholders’ equity by $49 million and increased long-term deferred revenue by $67 million as of April 2, 2011. The errors were not material to the Consolidated Statements of Income in our fiscal years 2013 and 2012 or the quarters in our fiscal year 2014. The adjustment to correct the cumulative misstatement to stockholders’ equity was also not material as of April 2, 2011.

		Nine Months	Twelve Months
	Total	Ended	Ended
	Adjustment	December 27,	March 29,	March 30,
	in Q4 FY14	2013	2013	2012
Net revenue	$(28)	$(2)	$(8)	$(18)
Provision for income taxes	6	1	2	3

Impact to net income	$(22)	$(1)	$(6)	$(15)

GSA investigation: During the first quarter of fiscal 2013, we were advised by the Commercial Litigation Branch of the Department of Justice’s Civil Division and the Civil Division of the U.S. Attorney’s Office for the District of Columbia that the government is investigating our compliance with certain provisions of our U.S. General Services Administration (“GSA”) Multiple Award Schedule Contract No. GS-35F-0240T effective January 24, 2007, including provisions relating to pricing, country of origin, accessibility, and the disclosure of commercial sales practices. As a result of these developments, we considered the need for an accrual for a potential loss. Considering the preliminary stage of the negotiated resolution process with the government, we are currently unable to determine a precise range of estimated losses resulting from this matter. However, we recorded an amount as a reduction of revenue that represents our best estimate of the low end of such range. The Company’s management excluded this item when evaluating its ongoing operating performance, and therefore excluded this loss when presenting non-GAAP financial measures.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short- and long-term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain qualified and quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Three Months Ended
	March 28,	March 29,
	2014	2013
Cost of revenue	$6	$3
Sales and marketing	15	16
Research and development	14	13
General and administrative	10	7

Total stock- based compensation	$45	$39

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures and Other Items

Appendix A (continued)

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring and transition activities over the past several years that have resulted in costs associated with severance, facilities costs, and transition and other related costs. Transition and other related costs consist of severance costs associated with acquisition integrations in efforts to streamline our business operations, consulting charges associated with the implementation of a new Enterprise Resource Planning system, and costs related to the outsourcing of certain back office functions. Each restructuring and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Acquisition/divestiture-related expenses: The authoritative guidance on business combinations requires us to record in the Consolidated Statements of Income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition/divestiture-related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition/divestiture-related expenses generally diminish over time with respect to past transactions, we generally will incur these expenses in connection with any future transactions.

Settlements of litigation: From time to time we are party to legal settlements. We exclude the impact of these settlements because we do not consider these settlements to be part of the ongoing operation of our business and because of the singular nature of the claims underlying the matter.

Non-cash interest expense: Effective April 4, 2009, we adopted authoritative guidance on convertible debt instruments, which changed the method of accounting for our convertible notes. Under this authoritative guidance, our EPS and net income calculated in accordance with GAAP has been reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Loss on sale of assets: During the first quarter of fiscal 2013, management sold certain intangible assets pertaining to the former Storage and Server Management segment and incurred a loss of $7 million. These intangible assets were acquired, in addition to other intangible assets, in a recent acquisition and did not meet the long-term strategic objectives of the segment. We have included the impact of this item in the Other income (expense), net in our GAAP Consolidated Statements of Income. The Company’s management excluded this item when evaluating its ongoing operating performance, and therefore excluded this loss when presenting non-GAAP financial measures.

Gain on sale of short-term investments: This constitutes the gain or loss from the sale of the Company’s short-term investments. The Company’s management excludes this gain or loss when evaluating its ongoing performance and therefore excludes this gain or loss when presenting non-GAAP financial measures.

China VAT refund: During the third quarter of fiscal 2013, we received a tax incentive from the China tax bureau in the form of value-added tax (“VAT”) refunds. The tax incentive is provided to software companies that perform research and development activities with respect to software in China. The refunds relate to VAT collected on qualifying software product sales during the periods from January 2011 through December 2012. This tax incentive plan was updated late in 2011 and it enabled companies to retrospectively apply the incentive back to January 2011. To maintain comparability of results across periods, we have excluded from our non-GAAP financial measures the portion of the refund representing periods ended prior to the third quarter of fiscal 2013.

Release of pre-acquisition tax contingencies: During the second quarter of fiscal 2013, certain tax accruals related to pre-acquisition contingencies were effectively settled. As a result, we realized benefits to GAAP net income of $12 million and non-GAAP net income of $5 million.

The non-GAAP benefit was due to the reversal of accrued interest recorded in our Consolidated Statements of Income during our post acquisition periods. Accordingly, the amount of this accrual has not been excluded from Symantec’s non-GAAP results.

During the third quarter of fiscal 2013, we executed the final closing agreement for the VERITAS 2002 through 2005 tax years and recorded a benefit to GAAP net income of $3 million and a non-GAAP expense of $2 million, based on the closing agreement, as well as a GAAP benefit of $2 million for the adjustment of other pre-acquisition tax accruals. The non-GAAP expense was due to the additional accrual of post-acquisition related interest.

During the fourth quarter of fiscal 2013, we recorded a benefit to GAAP net income of $7 million for the state impacts of the VERITAS 2002-2005 final closing agreement. The benefit has been excluded from our non-GAAP results as it relates to a pre-acquisition contingency.

Release of tax contingencies: During the second quarter of fiscal 2014, we realized a GAAP tax benefit of $33 million for resolution of a tax matter related to the sale of our 49% ownership interest in the joint venture with Huawei during the fourth quarter of fiscal 2012. The related gain on the sale in the fourth quarter of fiscal 2012 was excluded from non-GAAP results and, accordingly, we have excluded the tax benefit from our non-GAAP results.

During the second quarter of fiscal 2014 we settled the Symantec 2005 through 2008 IRS audit. As a result, we realized a non-GAAP benefit of $24 million related to this settlement.

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures and Other Items

Appendix A (continued)

Change in valuation allowance: As a result of an election made for state income tax purposes, we determined that it is not more-likely-than-not that we will utilize certain of our state tax credit carryforwards based on GAAP income allocated to the state. Accordingly, during the second quarter of fiscal 2013, we recorded a valuation allowance against certain state tax credit carryforwards.

In connection with the settlement of the Symantec 2005 through 2008 IRS audit during the second quarter of fiscal 2014, we reassessed the amount of state tax credits to be utilized to offset the state tax liability for the amended returns. Accordingly, we have increased the valuation allowance for the additional amount of unutilized tax credits.

To enhance consistency and comparability of results across periods, we exclude the impact of these releases of the valuation allowance from our non-GAAP results.